UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report

                                 August 7, 2007

                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

        0-29798                                        23-1408659
        -------                                        ----------
(Commission File Number)                 (I.R.S. employer identification number)


       2530 Riva Road, Suite 201
         Annapolis, Maryland                                 21401
       -----------------------                               -----
(Address of principal executive office)                    (Zip code)

               Registrant's telephone number, including area code
                                 (410) 224-4415


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2007, the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of CompuDyne Corporation (the "Company") made bonus awards to Martin A. Roenigk and Geoffrey F. Feidelberg in consideration for their efforts in connection with negotiating the Agreement and Plan of Merger (the "Agreement") dated as of August 6, 2007, by and among the Company, Gores Patriot Holdings, Inc., a Delaware corporation and Patriot Acquisition Corp., a Nevada corporation, and wholly owned subsidiary of Purchaser ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company. Pursuant to these awards, Martin A. Roenigk received a cash bonus in the amount of $275,000 and Geoffrey F. Feidelberg received a cash bonus in the amount of $238,750, in each case payable in full upon successful completion of the tender offer pursuant to the Agreement and conditioned upon such officer's continued employment on that date.

Item 9.01  Financial Statements and Exhibits.

      Exhibit No.       Description
      -----------       -----------

      None

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  August 10, 2007



                                COMPUDYNE CORPORATION



                                By: /s/ Geoffrey F. Feidelberg
                                    --------------------------
                                     Geoffrey F. Feidelberg
                                Its: Chief Financial Officer